Exhibit 10.5

Execution Version

DIRECT AGREEMENT

This DIRECT AGREEMENT (this “Direct Agreement”), dated as of September 25, 2020, is by and among Antecip Bioventures II LLC, a Delaware limited liability company (the “Contracting Party”), Hercules Capital, Inc., as collateral agent for itself and the Lenders (as defined below) (in such capacity, together with its successors in such capacity, the “Agent”), and Axsome Therapeutics, Inc., a Delaware corporation (the “Company”).

RECITALS:

WHEREAS, the Contracting Party and the Company have entered into the License Agreement, dated as of April 17, 2012 (as amended by the First Amendment to License Agreement dated as of August 21, 2015 and as otherwise amended, restated, supplemented and/or otherwise modified from time to time in accordance with the terms thereof and hereof, the “Assigned Agreement”);

WHEREAS, pursuant to the Loan and Security Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”), the lenders thereunder will, among other things, extend loans to the Company, and pursuant to which the Company, among other things, will assign all of its right, title and interest in, to and under the Assigned Agreement to the Agent, acting on behalf of the Lenders (as defined in the Loan and Security Agreement, the “Secured Parties”), as security for the Secured Obligations (as defined in the Loan and Security Agreement, the “Secured Obligations”); and

WHEREAS, the Company desires to have the Contracting Party, among other things, consent to the Company’s assignment of the Assigned Interests (as defined below).

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Contracting Party hereby agrees as follows:

AGREEMENT:

SECTION 1.CONSENT TO ASSIGNMENT.

1.1Consent to Assignment. The Contracting Party:

(a)acknowledges that the Secured Parties have entered into the Loan and Security Agreement in reliance upon the execution and delivery by the Contracting Party of this Direct Agreement, which is the “Antecip Direct Agreement” referenced in the Loan and Security Agreement;

(b)consents in all respects to the collateral assignment under the Loan and Security Agreement of all of the Company’s right, title and interest in, to and under the Assigned Agreement, including, without limitation, all of the Company’s rights to the Licensed Product (as defined in the Assigned Agreement), rights to receive payment under or with respect to the Assigned Agreement and all payments due and to become due to the Company under or with respect to the Assigned Agreement, whether as contractual obligations, damages, indemnity payments or otherwise (collectively, the “Assigned Interests”); and

(c)acknowledges the right of the Agent or its designee(s) or assignee(s), in the exercise of the Agent’s rights and remedies under the Loan and Security Agreement, to make all demands, give all notices, take all actions and exercise all rights of the Company under the Assigned Agreement.

(d)agrees that it shall not terminate or seek to terminate the Assigned Agreement solely on the basis of the Company’s insolvency at any time prior to the termination (in accordance with its terms) of the Loan and Security Agreement.

1.2Substitute Owner.  The Contracting Party agrees that, if the Agent notifies the Contracting Party that an Event of Default (as defined in the Loan and Security Agreement) has occurred and is continuing and that the Agent or its designee(s) or assignee(s) has elected to exercise the rights and remedies set forth in the Loan and Security Agreement or any other Loan Documents, then the Agent, its designee(s) or assignee(s) or any other purchaser of the Assigned Interests in a judicial or nonjudicial foreclosure sale (a “Substitute Owner”) shall be substituted for the Company under the Assigned Agreement, subject to any rights and remedies that the Company may have under the Loan and Security Agreement.  In such event, the Contracting Party shall recognize such Substitute Owner in its capacity as such and shall continue to perform its obligations under the Assigned Agreement in favor of such Substitute Owner.

1.3Right to Cure. The Agent (through itself or any other Substitute Owner) may cure any breach or default by the Company under the Assigned Agreement.  In the event of a default by the Company in the performance of any of its obligations under the Assigned Agreement, or upon the occurrence or non-occurrence of any event or condition under the Assigned Agreement that would immediately or with the passage of any applicable grace period or the giving of notice, or both, enable the Contracting Party to terminate the Assigned Agreement (in either case, a “default”), the Contracting Party will not terminate the Assigned Agreement until it first gives prompt written notice of such default to the Agent and affords the Agent or its designee(s) or assignee(s) a period of at least 60 days (or, if such default is a nonmonetary default, such longer period as is required so long as any such party has commenced and is diligently pursuing appropriate action to cure such default) from receipt of such notice to cure such default; provided, further, that, if the Agent or its designee(s) or assignee(s) is prohibited from curing any such default by any process, stay or injunction issued by any governmental authority or pursuant to any bankruptcy or insolvency proceeding or other similar proceeding involving the Company, then the time periods specified herein for curing a default shall be extended for the period of such prohibition.

1.4No Amendments, Etc.  The Contracting Party agrees that it will not, without the prior written consent of the Agent, (a) enter into any amendment, supplement, restatement, extension, novation or other modification of the Assigned Agreement, (b) assign or otherwise transfer any of its rights or obligations under the Assigned Agreement or license, assign, release, sell or otherwise transfer any of its rights or ownership interest in or under the intellectual property and related rights covered by the Assigned Agreement, (c) terminate, cancel or suspend its performance under the Assigned Agreement, (d) consent to any assignment or other transfer by the Company of its rights under the Assigned Agreement or (e) consent to any termination, cancellation or suspension of performance under the Assigned Agreement.

1.5Replacement Agreement. In the event that the Assigned Agreement is terminated as a result of any reason other than a default that could have been but was not cured by the Agent, a Substitute Owner, or any of their designee(s) or assignee(s) as provided in Section 1.3 (including, without limitation, any bankruptcy, insolvency or other similar proceeding affecting the Company or any of its Subsidiaries), the Contracting Party will, at the option of the Agent, enter into a new agreement with the Agent, Substitute Owner, or each of its designee(s) or assignee(s) having terms substantially the same as the terms of the Assigned Agreement (a “Replacement Agreement”), and thereafter references to the Assigned Agreement herein shall be deemed to be references to such Replacement Agreement.

1.6No Liability of Agent.

(a)The Contracting Party acknowledges and agrees that neither the Agent nor its designee(s) or assignee(s) shall have any liability or obligation under the Assigned Agreement as a result of this Direct Agreement, the Loan and Security Agreement or otherwise, nor shall the Agent or its designee(s) or assignee(s) be obligated or required to (i) perform any of the Company’s obligations under the Assigned Agreement except during any period in which the Agent or its designee(s) or assignee(s) is a Substitute Owner pursuant to Section 1.2, in which case (A) the obligations of such Substitute Owner shall be no more than that of the Company under the Assigned Agreement and (B) such Substitute Owner shall not be required to perform or be subject to any defenses or offsets by reason of any of the Company’s obligations under the Assigned Agreement that were unperformed at the time such Substitute Owner became a Substitute Owner (other than any defaults for failure to pay amounts owed under the Assigned Agreement), or (ii) take any action to collect or enforce any claim for payment assigned under the Loan and Security Agreement.

(b)In the event that the Agent or its designee(s) or assignee(s) becomes a Substitute Owner pursuant to Section 1.2 or enters into a Replacement Agreement pursuant to Section 1.5, neither the Agent nor its designee(s) or assignee(s) shall have any personal liability to the Contracting Party under the Assigned Agreement or such Replacement Agreement.

(c)In the event that the Agent or its designee(s) or assignee(s) transfers all of the interest held by it in this Direct Agreement, the Assigned Agreement and any Replacement Agreement to a Substitute Owner, the Agent or such designee(s) or assignee(s) shall, upon such transfer, be released from any and all liability hereunder and under the Assigned Agreement and any such Replacement Agreement and otherwise.

1.7Contracting Party Performance.

(a)The Contracting Party shall perform and comply with all material terms and provisions of the Assigned Agreement to be performed or complied with by it for the benefit of the Agent and shall maintain the Assigned Agreement in full force and effect in accordance with the terms thereof.

(b)The Agent shall have the right to assign all or a pro rata interest in the Assigned Agreement or a Replacement Agreement to a Substitute Owner, provided that such Substitute Owner assumes the obligations of the Company or the Agent, as applicable, under the Assigned Agreement or such Replacement Agreement.  Upon such assignment, the Agent shall be released from any further liability under the Assigned Agreement or such Replacement Agreement to the extent of the interest assigned.

1.8Delivery of Notices. The Contracting Party shall deliver to the Agent and its designee(s) or assignee(s), concurrently with the delivery thereof to the Company, a copy of each notice, request or demand given by the Contracting Party to the Company pursuant to the Assigned Agreement.

SECTION 2.AMENDMENTS.

Notwithstanding any provision contained in the Assigned Agreement to the contrary, Contracting Party and Company acknowledge and agree to the following amendments, supplements, modifications, clarifications, acknowledgements, certifications and confirmations (collectively, “Amendments”) in respect of the Assigned Agreement:

(a)Section 3.1 of the Assigned Agreement is hereby amended and restated as follows:

“Axsome shall have the right to grant sublicenses of its rights granted to it pursuant to Section 3.0 which may, in Axsome’s discretion, convey to Sublicensees the right to grant further sublicenses.”

(b)Section 6.0 of the Assigned Agreement is hereby amended and restated as follows:

“If Axsome grants a sublicense pursuant to Section 3.1, the terms and conditions of this Agreement that are applicable to Sublicensees shall apply to such Sublicensee to the same extent as they apply to Axsome.  Axsome assumes responsibility, and shall remain liable, for causing the performance of all obligations of each Sublicensee to which it grants a sublicense.”

(c)The second sentence in Section 8.3 of the Assigned Agreement is hereby deleted in its entirety and replaced with the following:

“Axsome shall have the sole right, but not the obligation, to institute, prosecute, and control any action or proceeding with respect to such infringement, by counsel of its own choice.”

(d)Section 12.0 of the Assigned Agreement is hereby amended by inserting the following at the end of the section:

“Notwithstanding anything to the contrary herein, Antecip shall not assign this Agreement unless such assignee is assigned all of Antecip’s rights under the Licensed Patents and Know-How.  Similarly, Antecip shall not assign its rights under the Licensed Patents and/or Know-How to an Affiliate or Third Party without also assigning its rights under this Agreement to such Affiliate or Third Party.  The terms of this Agreement shall be binding upon and shall inure to the benefit of the successors, heirs, administrators and permitted assigns of the parties.  Any purported assignment in violation of this Section 12.0 shall be null and void.

(e)Schedule A of the Assigned Agreement (as amended by the First Amendment to License Agreement, dated August 21, 2015) is hereby deleted and replaced with the Schedule A attached hereto.

SECTION 3.REPRESENTATIONS AND WARRANTIES OF CONTRACTING PARTY.

The Contracting Party makes the following representations and warranties in favor of the Agent, which shall survive the execution and delivery of this Direct Agreement and the Assigned Agreement and the consummation of the transactions contemplated hereby and thereby:

3.1Organization. The Contracting Party is a limited liability company duly organized and validly existing under the laws of the state of its formation, and is duly qualified, authorized to do business and in good standing as a foreign limited liability company in every jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, and has all requisite power and authority, corporate and otherwise, to enter into and to perform its obligations hereunder and under the Assigned Agreement, and to carry out the terms hereof and thereof and the transactions contemplated hereby and thereby.

3.2Authorization. The execution, delivery and performance by the Contracting Party of this Direct Agreement and the Assigned Agreement have been duly authorized by all necessary corporate or other action on the part of the Contracting Party and do not require any approval or consent of any holder (or any trustee for any holder) of any indebtedness or other obligation of the Contracting Party or any other Person, except approvals or consents that have previously been obtained and are in full force and effect.

3.3Execution and Delivery; Enforceability. Each of this Direct Agreement and the Assigned Agreement is in full force and effect, has been duly executed and delivered on behalf of the Contracting Party by the appropriate officers of the Contracting Party and constitutes the legal, valid and binding obligation of the Contracting Party, enforceable against the Contracting Party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

3.4Litigation There is no legislation, litigation, action, suit, proceeding or investigation pending or, to the Contracting Party’s knowledge after due inquiry, threatened against the Contracting Party before or by any court, administrative agency, arbitrator or governmental authority, body or agency that, if adversely determined, individually or in the aggregate, (a) could adversely affect the performance by the Contracting Party of its obligations hereunder or under the Assigned Agreement, (b) could have a material adverse effect on the condition (financial or otherwise), business or operations of the Contracting Party or (c) questions the validity, binding effect or enforceability hereof or of the Assigned Agreement, any action taken or to be taken pursuant hereto or thereto or any of the transactions contemplated hereby or thereby.

3.5No Conflict. The execution, delivery and performance by the Contracting Party of this Direct Agreement and the Assigned Agreement and the consummation of the transactions contemplated hereby and thereby have not and will not result in any violation of, breach of or default under (a) any term of its organizational or governance documents, (b) any contract or agreement to which it is a party or by which it or its property is bound or (c) any license, permit, franchise, judgment, writ, injunction, decree, order, charter, law, ordinance, rule or regulation applicable to it.

3.6Approvals. No consent, order, authorization, waiver, approval or any other action, or registration, declaration or filing with, any person, board or body, public or private is required to be obtained by the Contracting Party in connection with the execution, delivery or performance of this Direct Agreement or the Assigned Agreement or the consummation of the transactions contemplated hereunder or thereunder.

3.7No Defaults, Etc.  Neither the Contracting Party nor, to the best of the Contracting Party’s knowledge after due inquiry, any other party to the Assigned Agreement is in default of any of its obligations thereunder.  No event or condition exists that would either immediately or with the passage of any applicable grace period or giving of notice, or both, enable either the Contracting Party or the Company to terminate or suspend its obligations under the Assigned Agreement.  No event of force majeure exists under, and as defined in, the Assigned Agreement. There are no disputes or legal proceedings between the Contracting Party or the Company.

3.8No Unpaid Obligations.  The Company does not owe any indemnity payments or other amounts to Contracting Party under the Assigned Agreement, and the Contracting Party is not aware of any existing counterclaims, offsets or defenses against the Company under the Assigned Agreement.

3.9No Amendments or Assignments.  The Assigned Agreement has not been amended, modified or supplemented in any manner.  Neither of the Contracting Party nor, to the Contracting Party’s knowledge after due inquiry, the Company, has approved any change or amendment, and the Contracting Party is not aware of any pending change or amendment, and, to the Contracting Party’s knowledge, no facts or circumstances exist that would entitle the Contracting Party to any price or schedule adjustment or other change order or amendment.  The Contracting Party has no notice of, and has not consented to, any assignment by the Company of all or any part of its rights under the Assigned Agreement.

3.10Conditions Precedent.  All conditions precedent to effectiveness under the Assignment Agreement have been satisfied or waived.

3.11OFAC.  The Contracting Party is not (a) a person (an “OFAC Listed Person”) whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, U.S. Department of Treasury (“OFAC”) or (b) a department, agency or instrumentality of, or is otherwise controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any person, entity, organization, foreign country or regime that is subject to any economic or trade sanction that OFAC is responsible for administering and enforcing.

3.12Representations and Warranties. All representations, warranties and other statements made by the Contracting Party to the Company in the Assigned Agreement were true and correct as of the date when made and are true and correct as of the date of this Direct Agreement.

SECTION 4.AMENDED AND RESTATED LICENSE AGREEMENT.

4.1Following effectiveness of this Direct Agreement, the Company and the Contracting Party shall be permitted to formally amend and restate the Assigned Agreement solely to reflect the Amendments. For the avoidance of doubt, each of the Amendments shall be deemed effective as of the date of this Direct Agreement.

SECTION 5.MISCELLANEOUS.

5.1Notices. All notices and other communications hereunder shall be in writing, shall be deemed given upon receipt thereof by the party or parties to whom such notice is addressed, shall refer on their face to the Assigned Agreement (although failure to so refer shall not render any such notice of communication ineffective), shall be sent by first class mail, by personal delivery, by a nationally recognized courier service or by facsimile (subject to electronic confirmation), and shall be directed as follows:

If to Contracting Party:	Antecip Bioventures II LLC 630 Fifth Avenue, Suite 2000 New York, NY 10111 Attn: Herriot Tabuteau, M.D. Email: htabuteau@axsome.com
If to Company:	Axsome Therapeutics, Inc. 22 Cortlandt Street, 16th Floor New York, NY 10007 Attn: Nick Pizzie Email: npizzie@axsome.com
If to Agent:	Hercules Capital, Inc. Legal Department 400 Hamilton Avenue, Suite 310 Palo Alto, CA 94301 Attn: Chief Legal Officer and Michael Dutra Email: legal@htgc.com and mdutra@htgc.com Telephone: 650-289-3060

A party may, by notice given hereunder, designate any further or different addresses to which subsequent notices or other communications shall be sent.

5.2Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)THIS CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

(b)Any legal action or proceeding with respect to this Direct Agreement and any action for enforcement of any judgment in respect thereof may be brought in the state or federal court located in the State of California, and, by execution and delivery of this Direct Agreement, the Contracting Party hereby accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and appellate courts from any appeal thereof.  The Contracting Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Contracting Party at its notice address provided pursuant to Section 6.1.  The Contracting Party hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Direct Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.  Nothing herein shall affect the right of the Agent or its designee(s) or assignee(s) to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Contracting Party in any other jurisdiction.

(c)TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE CONTRACTING PARTY AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVE ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS CONSENT OR ANY MATTER ARISING HEREUNDER.

5.3Counterparts. This Direct Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Direct Agreement by facsimile or other electronic delivery shall be effective as delivery of a manually executed counterpart of this Agreement.

5.4Headings Descriptive.The headings of the several sections and subsections of this Direct Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Direct Agreement.

5.5 Severability.In case any provision in or obligation under this Direct Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

5.6Amendment. Neither this Direct Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified except by an instrument in writing signed by the Contracting Party, Company and the Agent.

5.7Termination. The Contracting Party’s obligations hereunder are absolute and unconditional, and the Contracting Party has no right, and shall have no right, to terminate this Direct Agreement or to be released, relieved or discharged from any obligation or liability hereunder until the Secured Obligations have been satisfied in full in cash pursuant to the terms of the Loan and Security Agreement, at which time this Direct Agreement shall be automatically terminated and of no further force or effect.

5.8Successors and Assigns. This Direct Agreement shall be binding upon the Contracting Party and its permitted successors and assigns and shall inure to the benefit of the Agent, its designee(s) and assignee(s) and their respective successors and assigns.

5.9Third Party Beneficiaries.

(a)The Contracting Party and the Agent hereby acknowledge and agree that the Secured Parties are intended third party beneficiaries of this Direct Agreement. Furthermore, the Company and the Contracting Party acknowledge that the terms of the Assigned Agreement are subject to in all cases the terms of this Direct Agreement. The Company and the Contracting Party agree, to the fullest extent of the law, that the Agent is an express third party beneficiary of the immediately preceding sentence with all powers granted to such third party beneficiary under applicable law.

5.10Further Assurances. The Contracting Party hereby agrees to execute and deliver all such instruments and take all such action as may be necessary to effectuate fully the purposes of this Direct Agreement.

5.11Agent. In the performance of its obligations hereunder, the Agent shall be entitled to all of the rights, benefits, protections and immunities afforded to it pursuant to the Loan and Security Agreement, and the related financing and security documents.  Further, notwithstanding anything to the contrary in this Direct Agreement, the parties acknowledge and agree that Agent may exercise any of its rights or remedies under this Direct Agreement through any designees or assignees, without the consent of Contracting Party or Company.

5.12Entire Agreement. This Direct Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Direct Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Direct Agreement shall prevail.

5.13Electronic Execution of Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Direct Agreement and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Signature pages follow.]

IN WITNESS WHEREOF, the Contracting Party has caused this Direct Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

ANTECIP BIOVENTURES II LLC,
as Contracting Party

By: /s/ Herriot Tabuteau, M.D.
Name: Herriot Tabuteau, M.D.
Title: Managing Member

HERCULES CAPITAL, INC.,
not in its individual capacity but solely in its
capacity as Agent for the Secured Parties

By: /s/ Jennifer Choe
Name: Jennifer Choe
Title: Associate General Counsel

AXSOME THERAPEUTICS, INC.,
as Company

By: /s/ Nick Pizzie
Name: Nick Pizzie
Title: Chief Financial Officer

[Signature Page to Direct Agreement]

Schedule A

(see attached)